                                                                    EXHIBIT 10.2

                           CHANGE IN EMPLOYMENT STATUS
                                       AND
                        SETTLEMENT AGREEMENT AND RELEASE

        This Change in Employment Status and Settlement Agreement and Release (hereinafter the "Agreement") is entered into this 29th day of June, 2001, by and between William R. Hughes ("Hughes") and Endocare, Inc., a Delaware corporation (the "Company"), in order to memorialize the terms of settlement reached by the parties hereto effective as of May 14, 2001, with respect to the following facts:

                                    RECITALS

        A. Since on or about July, 1997, Hughes has been employed by the Company as the Company's Chief Financial Officer. On or about May 14, 2001, the Company informed Hughes that the Company desired to terminate Hughes as the Company's Chief Financial Officer. On or about May 14, 2001, Hughes desired to terminate his employment with the Company as its Chief Financial Officer in order to pursue other interests.

        B. Both Hughes and the Company agreed that effective as of 25, 2001, Hughes employment status with the Company in the capacity as Chief Financial Officer would be terminated, but that Hughes would remain as an employee of the Company for a 9-month period beginning May 14, 2001, and terminating on February 15, 2002, in order to assist the Company in the transition to a new Chief Financial Officer and to otherwise provide assistance to the Company's Chief Executive Officer, Paul Mikus ("Mikus"), with respect to such Company projects as Mikus may from time to time determine.

        C. The Company and Hughes desire to enter into this Agreement in order to provide for the assistance and cooperation by Hughes with the Company in transitioning Hughes' duties as Chief Financial Officer to other personnel at the Company

        D. The Company and Hughes further agreed to the terms and conditions of Hughes' continued employment by the Company, and desire by this Agreement to memorialize their respective understandings and to provide other terms and conditions that shall govern Hughes continued employment by the Company as hereinafter more particularly set forth.

        NOW, THEREFORE, in consideration of the mutual releases hereinafter provided for, the sufficiency of which is hereby acknowledged, and the parties' mutual rights, benefits, and obligations as more particularly set forth below, the parties hereby agree as follows:

        A. SETTLEMENT TERMS; CHANGE IN EMPLOYMENT STATUS

        1. Termination of Status as Chief Financial Officer; Acceptance of New Employment Position. Effective as of 25, 2001, Hughes acknowledges and agrees that his status as Chief Financial Officer of the Company terminated, and that he shall not serve in that capacity from and after that date. Effective as of May 14, 2001, and continuing through February 15, 2002, the Company and Hughes hereby acknowledge and agree that Hughes has been employed by the Company, and thereafter shall be employed by the Company through February 15, 2002, in the capacity of Transition Facilitator. Effective as of close of business on February 15, 2002, and without the necessity of any further notice of any nature whatsoever, Hughes shall no longer be an employee of the Company in any capacity whatsoever. The terms of Hughes' employment as Transition Facilitator are as follows:

                (a) Compensation. In consideration of the release set forth in paragraph 4, below, and as compensation for services to be rendered by Hughes as Transition Facilitator, Hughes will receive a total amount of $164,900.00 from the Company, payable as follows: (i) $127,500.00 in continued wages from Company for the period between May 14, 2001 and February 15, 2002 in accordance with the Company's normal payroll practices, less all applicable withholding, taxes and other customary payroll deductions; any wages paid to Hughes during this period, but before this Agreement is executed, will be applied to satisfy this payment owed to Hughes by Company (i.e. these wages are not intended to supplement any wages Hughes will receive during the period between May 14, 2001 and the date the parties execute this Agreement), and (ii) two additional payments in the amount of $18,700.00 each on July 1, 2001 and September 1, 2001.

                (b) Discretionary Bonus. In addition to the compensation payable to Hughes pursuant to Section A.1(a) above, Hughes will be eligible to receive the same discretionary bonus payment in the second fiscal quarter of 2001 that he would otherwise have received under Company's discretionary bonus program had he remained as the Company's Chief Financial Officer if the Company achieves its Revenue and Profitability Objectives (which are set forth in the Company 2001 Company Objectives which is attached hereto as Exhibit A). Said discretionary bonus shall be equal to or less than $5,100.00.

                (c) No Additional Payments or Benefits To Hughes. Until expiration of his employment status as Transition Facilitator on February 15, 2002, Hughes will continue to receive the same medical, dental, life, and disability insurance benefits which he received from the Company while serving as the Company's Chief Financial Officer. Hughes understands, acknowledges and agrees that he will not be eligible for, nor shall he be entitled to participate in, any other employee benefit program established or adopted by the Company, including without limitation bonuses, leaves of absence, the Company's 401(k) plan, or other compensation or benefit program. Hughes and the Company expressly acknowledge and agree that following the execution of this Agreement, Hughes is, and shall continue to be until termination of his employment as Transition Facilitator on February 15, 2002, an "Employee" of the Company within the meaning of Section 2(k) of that certain Endocare, Inc. 1995 Stock Plan (the "Company Stock Plan"), and shall have retained, and will retain through February 15, 2002, his "Continuous Status as an Employee" within the meaning of Section 2(h) of the Stock Plan. The Company and Hughes further understand, acknowledge and agree that those certain stock options granted by the Company to Hughes in accordance with those certain Stock Option Agreements, dated August 18, 1997, July 2, 1998, and January 6, 1999, shall continue to vest in accordance with the terms thereof through and until August 14, 2001, only, and that any right or entitlement to further or continued vesting thereunder shall cease and terminate on August 14, 2001, notwithstanding anything to the contrary set forth in the Stock Option Plan or Hughes' Stock Option Agreements.

                (d) Duties and Responsibilities. During Hughes tenure of employment as Transition Facilitator, Hughes shall report solely to Mikus and shall perform only those duties and services reasonably requested or approved by Mikus. During Hughes tenure as Transition Facilitator, Hughes will be permitted to utilize his laptop computer and will have access to and use of his Company voicemail and e-mail. Hughes acknowledges and agrees, however, when his employment with the Company ceases on February 15, 2002, or earlier as permitted by Section A8, below, Hughes will return his laptop and will no longer have access to his Company voicemail and e-mail.

        2. No Other Compensation or Benefits. The payments paid and benefits made available to Hughes pursuant to Section 1, above, and each subsection thereof, are in lieu of any other compensation, perquisites or other benefits, including leaves of absence, that the Company may provide to its other employees from time to time or which the Company has provided to others at any time prior to the date hereof (including, but not limited to, outplacement services, bonuses, rights to cash payments arising from the Company's stock options and incentive stock grants), other than benefits previously provided in which Hughes may have a vested right solely as a consequence of his employment by the Company prior to such date, and Hughes hereby waives his rights to any termination or severance payments and any such other compensation, perquisites or benefits that he might otherwise be entitled to receive pursuant to Company policy or practice, as they may change from time to time.

        3. Attorney's Fees. Company and Hughes agree and understand that each party shall bear their own attorney's fees and expenses that they may incur, or have incurred, in connection with the negotiation, review and execution of this Agreement.

        4. Mutual Releases

                (a). Hughes' Release of Company. In consideration of his employment by the Company as Transition Facilitator and of the payments and benefits being extended to Hughes as provided herein, to which Hughes would not otherwise be entitled, Hughes is fully and forever releasing and discharging the Company, its officers, directors, employees, insurance companies, and agents from any claims, and covenanting not to sue or otherwise institute any legal proceeding against the Company, its officers, directors, employees, or agents with respect to any matter arising out of or relating to Hughes' employment or any other relationship with the Company, including, without limitation, claims as a shareholder as a result of exercising any Options or in connection with the Option Shares, of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, the California Labor Code, including but not limited to, Sections 970 and 1197.5, claims under the Age Discrimination in Employment Act, the Federal and State Family and Medical Leave Acts, wrongful discharge claims and claims for tort, misrepresentation, invasion of privacy and breach of contract Hughes may have that are based on Hughes' relationship with the Company at any time prior to the date of execution of this Agreement, or on any other event occurring prior to the date of this Agreement and any other laws and regulations relating to employment discrimination. Hughes is not presently aware of any injuries he has suffered which may be compensable under the Workers' Compensation Act and releases all claims under the Workers' Compensation Act.

        In addition, and in further consideration of the foregoing, Hughes hereby expressly waives any and all rights and benefits conferred upon his by the provisions of Section 1542 of the Civil Code of the State of California, which states as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
               WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        HUGHES SPECIFICALLY WAIVES AND RELEASES THE COMPANY AND ITS RELATED AND AFFILIATED ENTITIES FROM ALL CLAIMS HUGHES MAY HAVE AS OF THE DATE HE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. Section 621 ("ADEA"). HUGHES FURTHER AGREES: (A) THAT HIS WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AND IN COMPLIANCE WITH THE OLDER WORKER'S BENEFIT PROTECTION ACT OF 1990; (B) THAT HE UNDERSTANDS THE TERMS OF THIS RELEASE; (C) THAT THE PAYMENTS AND BENEFITS CALLED FOR IN THIS AGREEMENT WOULD NOT BE PROVIDED TO ANY EMPLOYEE TERMINATING HIS/HER EMPLOYMENT WITH THE COMPANY AND ITS RELATED AND AFFILIATED ENTITIES THAT DID NOT SIGN A SIMILAR RELEASE, AND ARE IN EXCHANGE NOT ONLY FOR SERVICES TO BE RENDERED BY HUGHES HEREUNDER BUT ALSO FOR THE SIGNING OF THIS RELEASE; (D) THAT HE HAS BEEN ADVISED IN WRITING BY THE COMPANY AND ITS RELATED AND AFFILIATED ENTITIES TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE; (E) THAT THE COMPANY AND ITS RELATED AND AFFILIATED ENTITIES HAVE GIVEN HUGHES A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE AND HUGHES HAS CHOSEN TO WAIVE HIS 21 DAY CONSIDERATION PERIOD; (F) THAT HUGHES REALIZES THAT FOLLOWING HIS EXECUTION OF THIS AGREEMENT HE HAS SEVEN (7) DAYS IN WHICH TO REVOKE HIS RELEASE BY WRITTEN NOTICE TO THE UNDERSIGNED, (G) THAT THIS ENTIRE AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT IF HUGHES CHOOSES TO SO REVOKE, AND IF HUGHES CHOOSES NOT TO SO REVOKE, THAT THIS AGREEMENT AND RELEASE THEN BECOME EFFECTIVE AND ENFORCEABLE, AND (H) HUGHES DOES NOT RELEASE OR WAIVE ANY RIGHT OR CLAIM WHICH HE MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED BY THE OLDER WORKERS BENEFITS PROTECTION ACT, WHICH ARISES AFTER THE DATE OF EXECUTION OF THIS AGREEMENT; PROVIDED THAT HUGHES ACKNOWLEDGES AND AGREES THAT ANY CLAIM UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT RELATING TO THE SEPARATION FROM

EMPLOYMENT WITH THE COMPANY OR COMPENSATION OR EMPLOYEE BENEFITS ISSUES HAS ARISEN PRIOR TO THE EXECUTION OF THIS AGREEMENT.

        Nothing in this Agreement shall be construed to limit or otherwise change Hughes' indemnification and coverage rights to be covered by the Company for any acts performed within the course and scope of his employment during the pendency of his employment with the Company.

                (b). Company's Release of Hughes.

        Except as to such rights or claims which may arise out of theft, embezzlement, or criminal misconduct by Hughes prior to this Agreement or during the period of Hughes employment by the Company as Transition Facilitator between May 14, 2001 and February 14, 2002, the Company is hereby fully and forever releasing and discharging Hughes and covenanting not to sue or otherwise institute any legal proceeding against him with respect to any matter arising out of or relating to his employment or any other relationship with the Company.

        In addition, and in farther consideration of the foregoing, the Company hereby expressly waives any and all rights and benefits conferred upon his by the provisions of Section 1542 of the Civil Code of the State of California, which states as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
               WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        5. Confidentiality.

        (a) Confidentiality of Company Proprietary Information. Hughes acknowledges that in connection with his employment with, the Company, he has had access to, received or assisted in the development of, proprietary and confidential information concerning, the present and proposed business of the Company. This information includes, without limitation or designation as such, business strategies, sales and marketing plans and activities, the terms of contracts, customer relationships, financial information and projections, budgets, pricing information, and other information, which is not generally known to the public. Hughes acknowledges and agrees that all such information is, and will at all times remain, the sole and exclusive property of the Company. Hughes acknowledges and agrees that he will hold such information in confidence and not disclose any of such information to any third party. Notwithstanding the foregoing, this Agreement does not alter, modify or impact the confidentiality provisions and the restrictive covenants set forth in the Employee Invention and Confidentiality Agreement between the parties signed by Hughes on July 20, 1997, nor does it affect Hughes' obligation to strictly comply with the provisions contained therein.

        (b) Confidentiality of Settlement and this Agreement. The Company and Hughes agree that they will not, without compulsion of legal process, and after written notice to the other party, disclose to others the fact or terms of this Agreement except as necessary to their consultants, tax advisors or other necessary parties. It is agreed between the parties that if Hughes is asked by any person about the terms of any settlement reached with the Company, he will respond by stating, in sum and substance, that he does not want to discuss the subject. Further, it is agreed between the parties that (i) the Company is permitted to issue a press release announcing Hughes' resignation' from the Company as its Chief Financial Officer, and (ii) that Hughes is entitled to review and reasonably approve that portion of any such press release that refers to Hughes or his employment relationship with the Company.

        6. Non-Disparagement. Company and Hughes agree to refrain from making any representations or statements, whether written or oral, to any person or entity, including but not limited to investors, analysts, customers or competitors of the Company which reflect any opinion, judgment, observation or representation which is intended to disparage or otherwise reflect negatively on the other party and in the case of the Company on its officers, directors or employees.

        7. Non-Solicitation. Hughes agrees that, for a period of one (1) year following the execution of this Agreement, he will not, without the prior written approval of the Company's Chief Executive Officer, directly or indirectly, through any other individual or entity, solicit, entice or induce any employee of the Company, to cease his or her employment with the Company, and he will not approach any such employee for any such Purpose or authorize the taking of any such action by any other individual or entity.

        8. Hughes' Right to Terminate Transition Facilitator Employment Position. The parties hereto understand, acknowledge and agree that any time after the date of this Agreement Hughes may voluntarily elect to terminate his employment relationship with the Company and that at that time Company will no longer be obligated (and Hughes will have waived his rights to) any and all of the compensation otherwise payable to Hughes from and after the date of such voluntary termination.

        B. MISCELLANEOUS

        1. References Regarding Hughes' Employment With the Company. The Company agrees that it will instruct its Human Resources Department that any prospective employment inquiries regarding Hughes should be answered only with information concerning (i) the beginning and ending dates of his employment with the Company; (ii) a description of his position with the Company during his tenure as an employee; and (iii) his rate of pay as an employee of the Company at the end of his employment tenure. Hughes agrees to direct all references to contact Holly Williams in the Company's Human Resources Department.

        2. Agreement Not To Seek Re-Employment. Hughes agrees not to seek re-employment with Company or any of its divisions, subsidiaries, affiliates, successors, etc.

        3. Binding on Successors and Heirs. This Agreement is binding upon and for the benefit of the Company and its successors and assigns and Hughes and his heirs.

        4. Negotiation. This Agreement is the product of arms length negotiations and contains all the terms and conditions agreed upon by the parties regarding the subject of Hughes' employment with the Company. This Agreement shall be deemed jointly negotiated and drafted.

        5. Careful Consideration after Advice. The parties hereto each hereby acknowledges that it has read this Agreement carefully and understands the Release set forth in Section A.4 and that it is agreeing to it voluntarily and without coercion. The parties each further acknowledges that it was given sufficient time within which to consider the Release and was given the opportunity to consult with an attorney of its own choosing concerning the Release, that each party has done so, that each party has been represented by counsel in connection with the negotiations leading up to this Agreement, and that the waivers each party has made herein are knowing, conscious and with full appreciation that it is forever foreclosed from pursuing any of the rights so waived.

        6. Severability. If any provision or portion of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any pay; provided, however, that there shall be deemed to be made in any such invalid or unenforceable provision or portion such minor changes, and only such minor changes, as are necessary to make it valid and enforceable.

        7. Entire Agreement. This Agreement sets forth the entire agreement and understanding between Hughes and the Company with respect to the subject matter hereof and supersedes all prior contracts, agreements, arrangements, communications, promises, discussions, negotiations, representations and warranties between the Company and Hughes, whether oral or written, relating to Hughes' employment with the Company; provided that the Employee Invention and Confidentiality Agreement executed on July 20, 1997, and that certain Termination Certificate to be executed by Hughes upon expiration of his employment by the Company as Transition Facilitator, shall remain in full force and effect, as applicable, following the date hereof. In the event that there are any inconsistencies between the terms of this Agreement and any other agreement, the terms of this Agreement shall constitute an amendment to, and shall supersede for all purposes, the relevant provision of that document.

        8. Governing Law. The laws of the State of California shall govern this Agreement.

        9. Binding Arbitration. Any controversy or claim arising out of or relating to the Agreement, or the breach thereof, shall be settled by binding arbitration to be held in the County of Orange, in the State of California before a mutually agreed upon arbitrator and according to the AAA rules of arbitration.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

ENDOCARE, INC.


By:         /s/ Holly Williams
    ----------------------------------------
    Holly Williams, General Counsel


Dated:      7/3/01
      --------------------------------------


By:         /s/ William Hughes
    ----------------------------------------
    William Hughes


Dated:      7/3/01
      --------------------------------------

APPROVED AS TO FORM AND CONTENT:

Charles, Kane & Dye, LLP


        /s/ Stephen Kane
------------------------------------
By: Stephen Kane, Attorney
for William R. Hughes


        /s/ Holly Williams
------------------------------------
Holly Williams
General Counsel of Endocare, Inc.